SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 COMDISCO, INC.
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                              36-2687938
(State of Incorporation)                    (I.R.S. Employer Identification No.)
                6111 North River Road, Rosemont, Illinois 60018
               (Address of Principal Executive Offices)(Zip Code)

                  1999 Non-Employee Directors Stock Option Plan
                            (Full Title of the Plan)

                             Jeremiah M. Fitzgerald

                     Vice President and Chief Legal Officer

                                 Comdisco, Inc.

                              6111 North River Road
                            Rosemont, Illinois 60018

                     (Name and Address of Agent For Service)
                                 (847) 698-3000

          (Telephone Number, Including Area Code, of Agent For Service)

                         Calculation of Registration Fee

--------------- -----------  ----------- ---------------   ---------------------
Title of         Amount      Proposed    Proposed               Amount of
Securities       to be       Maximum     Maximum              Registration
to be          Registered    Offering    Aggregate                 Fee
Registered       (1)         Price Per   Offering
                             Share(2)    Price(2)
--------------- -----------  ----------  ---------------   ---------------------
Common Stock,    900,000     $43.8750    $39,487,500           $10,424.70
  $.10 Par(3)

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the 1999 Non-Employee
     Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Comdisco, Inc.

(2) Estimated solely for the purposes of calculating the registration fee as contemplated by Rule 457(c) and (h)(1) and based on the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on April 3, 2000, the latest practicable date prior to the filing of the Registration Statement.

(3) Includes the preferred stock purchase rights associated with the Common Stock which will be issued for no additional consideration.





                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following  documents  filed by Comdisco,  Inc. (the "Company") with
the  Commission  (File  No. 1-7725)  are  incorporated  in  this   Prospectus by
reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ending on September 30, 1999 and filed with the Commission on December 22, 1999, and as amended by Form 10-K/A filed with the Commission on February 24, 2000.

        (b) The Company's Quarterly Report for the quarter ended December 31, 1999 on Form 10-Q filed with the Commission on February 14, 2000, and as amended by Form 10-Q/A filed with the Commission on February 29, 2000.

        (c)    The  Company's   Current  Report  on  Form  8-K  filed  with  the
               Commission on March 9, 2000.

        (d) The description of the Common Stock and related Common Stock Purchase Rights included in the registration statements filed under the Securities Exchange Act of 1934 (the "Exchange Act") under File No. 1-7725, including all amendments or reports filed for the purpose of updating such description.

        All documents filed by  the Company or  the Plan pursuant  to Section 13
(a), 13(c),14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement including financial statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.



ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock being registered pursuant to this Registration Statement has been passed upon by Jeremiah M. Fitzgerald, Esq., Vice President and Chief Legal Officer of the Company, 6111 North River Road, Rosemont, Illinois 60018. As of the date of this Registration Statement, Mr. Fitzgerald owned 71,292 shares of Common Stock of the Company and had outstanding options to purchase 164,415 additional shares.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Article VII of the bylaws of the Registrant provides, in substance, that the Registrant will indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

         Also, as permitted by the DGCL, Article 13 of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of each director of the Registrant to the Registrant or its stockholders for monetary damages arising out of or resulting from any breach of his fiduciary duty as a director, except where such director (i) breached his duty of loyalty to the Registrant or its stockholders, (ii) failed to act in good faith or engaged in intentional misconduct or a knowing violation of the law, (iii) violated Section 174 of the DGCL or (iv) obtained an improper personal benefit.

         The Registrant maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities including, subject to certain exemptions, liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has also agreed to indemnify officers and directors of the Company to the extent that such insurance does not provide full reimbursement for such liabilities.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.



ITEM 8.  EXHIBITS.

         4.10 Restated Certificate of Incorporation of Comdisco dated February 12, 1988 which is incorporated by reference to Exhibit 4.10 filed with the Company's Registration Statement on Forms S-8 and S-3, File No. 33-20715, filed March 8, 1988.

         4.20   Certificate   of    Amendment   of   Restated   Certificate   of
                Incorporation dated February 3, 1998 which is incorporated by reference to Exhibit 3.02 filed with the Company's Form 10-K dated September 30, 1998, and filed with the Commission on December 30, 1998.

         4.30 By-Laws of Comdisco dated November 4, 1998 which are incorporated by reference to Exhibit 3.10 filed with the Company's Current Report on Form 8-K dated November 12, 1997, as filed with the Commission November 14, 1997, File No. 1-7725.

         4.40 Rights Agreement, dated as of November 17, 1997, between Comdisco and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes as Exhibit A thereto the Certificate of
                Designation,   Preferences   and   Right  of  Series  C  Junior
                Participating Preferred Stock and as Exhibit B thereto the Form of Rights Certificate which is incorporated by reference to
                Exhibit 4.10 filed with the Company's Current Report on Form 8-K dated November 6, 1997, as filed with the Commission November 6, 1997, File No 1-7725.

         5.10   Opinion Letter of Jeremiah M. Fitzgerald dated April 4, 2000.

        23.10 Consent of Counsel (contained in the opinion letter filed as Exhibit 5.10 to this Registration Statement)

        23.20   Consent of KPMG LLP.

        24.10   Power of Attorney   (included  on the  signature  page  of  this
                Registration Statement.)

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (c)   To  include  any  material   information with respect to the plan
               of distribution not previously disclosed in this Registration Statement, or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3)   To   remove   from   registration   by means of a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly Authorized, in the Village of Rosemont, State of Illinois, on April 4, 2000.

                                   Comdisco, Inc.



                                   By: /s/ Nicholas K. Pontikes
                                   Name: Nicholas K. Pontikes President
                                            and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES
         Each person whose signature appears below constitutes and appoints Philip A. Hewes, John J. Vosicky, and Nicholas K. Pontikes, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

        Signature                                                          Title

/s/ Nicholas K. Pontikes                  President, Chief Executive Officer and
Nicholas K. Pontikes                      Director (Principal Executive Officer)

/s/ John J. Vosicky                       Executive   Vice   President /   Chief
John J. Vosicky                           Financial    Officer    and   Director
                                          (Principal Financial Officer)

/s/ David J. Keenan                       Senior  Vice  President and Controller
David J. Keenan                           (Principal Accounting Officer)


/s/ Robert A. Bardagy                     Director
Robert A. Bardagy

/s/ C. Keith Hartley                      Director
C. Keith Hartley

/s/ Philip A. Hewes                       Director
Philip A. Hewes

                                          Director
Rick Kash

/s/ Harry M. Jansen Kraemer, Jr.          Director
Harry M. Jansen Kraemer, Jr.

                                          Director
Carolyn L. Murphy

                                          Director
Thomas H. Patrick

/s/ William N. Pontikes                   Director
William N. Pontikes

                                          Director
Jim Voelker